                                                                 FMC Corporation
                                                                Quarterly Report
                                                                on Form 10-Q for
                                                                  March 31, 1997

Exhibit 11  Statement re:
            -------------
            Computation of Per Share Earnings Assuming
            ------------------------------------------
            Full Dilution (Unaudited)
            -------------------------
            (In thousands, except per share data)
            -------------------------------------


                                                 Three Months
                                                Ended March 31
                                              ------------------
                                                1997      1996
                                              -------    -------

Earnings:
  Net income                                  $39,949    $55,213
                                              =======    =======
Shares:
  Average number of shares of
   common stock and common
   stock equivalents
   outstanding                                 38,135     37,993
  Additional shares assuming
   conversion of stock options                      7         85
                                              -------    -------
    Pro forma shares                           38,142     38,078
                                              =======    =======

  Earnings per common share
   assuming full dilution                     $  1.05    $  1.45
                                              =======    =======